UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2015

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Submission of Matters to a Vote of Security Holders
Item 5.07	Submission of Matters to a Vote of Security Holders

Alico Inc. (the “Company”) held its Annual Meeting of Shareholders on February 25, 2015. There were 7,366,738 shares of common stock entitled to be voted and 6,683,544 shares were voted in person or by proxy. The Company’s inspector of elections certified the following vote tabulations:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES

George R. Brokaw	4,402,733	—	571,579	1,709,232
R. Greg Eisner	4,941,215	—	33,097	1,709,232
Benjamin D. Fishman	4,939,146	—	35,166	1,709,232
W. Andrew Krusen, Jr.	4,939,862	—	34,450	1,709,232
Henry R. Slack	4,939,397	—	34,915	1,709,232
Remy W. Trafelet	4,937,363	—	36,949	1,709,232
Clayton G. Wilson	4,939,495	—	34,817	1,709,232

Proposal 2: The approval of the Stock Incentive Plan of 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,269,089	631,611	73,612	1,709,232

Proposal 3: The ratification of the Audit Committee’s selection of McGladrey LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,505,521	16,610	161,413	N/A

Proposal 4: The advisory approval of the compensation of the named executive officers as disclosed in the Company’s proxy statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,944,912	25,674	3,726	1,709,232

Section 8	Other Events
Item 8.01	Other Events

On February 25, 2015, the Board of Directors of the Company declared a cash dividend of $0.06 per share on its outstanding common stock to be paid to shareholders of record as of March 31, 2015, with the payment expected on April 15, 2015. A copy of the press release is furnished within this report as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

99.1	Alico, Inc. Press Release dated February 27, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: February 27, 2015	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

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